Exhibit 99.2

viastore.
systems

americold

REALTY TRUST

EARNINGS RELEASE & FINANCIAL SUPPLEMENT

FOURTH QUARTER 2024

Financial Supplement	Fourth Quarter 2024

Financial Supplement	Fourth Quarter 2024

Overview
Corporate Profile
Americold is a global leader in temperature-controlled logistics real estate and value added services. Focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, Americold owns and/or operates 239 temperature-controlled warehouses, with approximately 1.4 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.
Corporate Headquarters
10 Glenlake Parkway, Suite 600, South Tower
Atlanta, Georgia 30328
Telephone: (678) 441-1400
Website: www.americold.com
Senior Management
George F. Chappelle, Jr.: Chief Executive Officer and Director
E. Jay Wells: Chief Financial Officer and Executive Vice President
Robert S. Chambers: President, Americas
Richard C. Winnall: President, International
Samantha L. Charleston: Chief Human Resources Officer and Executive Vice President
Nathan H. Harwell: Chief Legal Officer and Executive Vice President
R. Scott Henderson: Chief Investment Officer and Executive Vice President
Michael P. Spires: Chief Information Officer and Executive Vice President
M. Bryan Verbarendse: Chief Operating Officer - North America and Executive Vice President
Robert E. Harris, Jr.: Chief Accounting Officer and Senior Vice President
Board of Directors
Mark R. Patterson: Chairman of the Board of Directors
George J. Alburger, Jr.: Director
Kelly H. Barrett: Director
Robert L. Bass: Director
George F. Chappelle, Jr.: Chief Executive Officer and Director
Antonio F. Fernandez: Director
Pamela K. Kohn: Director
David J. Neithercut: Director
Andrew P. Power: Director
Investor Relations
To request more information or to be added to our e-mail distribution list, please visit the investors section of our website: www.americold.com
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Fourth Quarter 2024

Analyst Coverage

Firm	Analyst Name	Contact	Email
Baird Equity Research	Nicholas Thillman	414-298-5053	nthillman@rwbaird.com
Bank of America Merrill Lynch	Joshua Dennerlein	646-855-1681	joshua.dennerlein@bofa.com
Barclays	Brendan Lynch	212-526-9428	brendan.lynch@barclays.com
BNP Paribas Exane Research	Nate Crossett	646-725-3716	nate.crossett@exanebnpparibas.com
Citi	Craig Mailman	212-816-4471	craig.mailman@citi.com
Evercore ISI	Samir Khanal / Steve Sakwa	212-888-3796 / 212-446-9462	samir.khanal@evercoreisi.com / steve.sakwa@evercoreisi.com
Green Street Advisors	Vince Tibone	949-640-8780	vtibone@greenstreet.com
J.P. Morgan	Michael W. Mueller	212-622-6689	michael.w.mueller@jpmorgan.com
KeyBanc	Todd Thomas	917-368-2286	tthomas@key.com
MorningStar Research Services	Suryansh Sharma	314-585-6793	suryansh.sharma@morningstar.com
Raymond James	Jonathan Hughes	727-567-2438	jonathan.hughes@raymondjames.com
RBC	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Scotiabank	Greg McGinniss	212-225-6906	greg.mcginniss@scotiabank.com
Truist	Ki Bin Kim	212-303-4124	kibin.kim@truist.com
Wells Fargo Securities	Blaine Heck	410-662-2556	blaine.heck@wellsfargo.com
Wolfe Research	Andrew Rosivach	646-582-9250	arosivach@wolferesearch.com
Stock Listing Information
The shares of Americold Realty Trust, Inc. are traded on the New York Stock Exchange under the symbol “COLD”.
Credit Ratings

DBRS Morningstar
Credit Rating:	BBB	(Positive Trend)

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)

Moody’s
Issuer Rating:	Baa3	(Stable Outlook)
These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Financial Supplement	Fourth Quarter 2024
AMERICOLD ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024 RESULTS
Achieved Double Digit Adjusted FFO per share Growth for Full Year 2024

Delivered $125 million of Incremental Full Year Same Store Warehouse Services NOI

Announced New $79 million State-of-the-Art Facility Development with Strategic Partners

Announces $34 million Customer-Driven Expansion in Christchurch, NZ
Atlanta, GA, February 20, 2025 - Americold Realty Trust, Inc. (NYSE: COLD) (the “Company”), a global leader in temperature-controlled logistics, real estate, and value-added services focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the fourth quarter and full year ended December 31, 2024.
George Chappelle, Chief Executive Officer of Americold Realty Trust, stated, “Throughout 2024 we made significant progress on several productivity, efficiency and development initiatives that allowed us to deliver strong full-year results, including 11.4% growth in Global Warehouse Same Store NOI and 16% growth in Adjusted FFO per share. In addition, we are especially pleased with the progress we made on improving warehouse services margins throughout the year. Less than two years ago, we communicated our goal to increase same store handling NOI by $100 million, and we surpassed that goal in 2024 with a $125 million year-over-year improvement.”

“We are also strategically deploying capital across the business and announced three new projects during 2024 in Kansas City, Dallas Fort Worth, and Sydney, Australia. Subsequent to year end, we also announced an exciting $79 million development in Port Saint John, Canada with our strategic partners DP World and CPKC, and today we are announcing a $34 million expansion in Christchurch, New Zealand dedicated to one of the country’s largest grocers. We are enthusiastic about these low risk expansions, as well as future opportunities from these innovative partnerships, all of which will create significant long-term shareholder value.”

“As we turn our focus to 2025, we are continuing to make targeted investments across the business that position us for future growth, while also enhancing our proven ability to perform in various macroeconomic environments. I want to thank our entire team for their hard work and dedication, and I believe Americold is well positioned for the eventual return of consumer demand.”

Fourth Quarter 2024 Highlights
•Total revenues of $666.4 million, a 1.9% change from $679.3 million in Q4 2023 and a change of 0.8% on a constant currency basis.
•Net loss of $36.4 million, or $0.13 loss per diluted common share, an 84.0% increase from an $0.80 net loss per diluted common share in Q4 2023.
•Global Warehouse segment same store revenues decreased 0.5% on an actual basis and increased 0.6% on a constant currency basis as compared to Q4 2023.
•Global Warehouse same store services margin increased to 13.2% from 6.3% in Q4 2023.
•Global Warehouse segment same store NOI increased 4.9%, or 5.9% on a constant currency basis as compared to Q4 2023.
•Adjusted FFO of $105.9 million, or $0.37 per diluted common share, a 2.1% decrease from Q4 2023 Adjusted FFO per diluted common share.
•Core EBITDA of $155.6 million, decreased $4.7 million, or 2.9% from $160.3 million in Q4 2023.
•Core EBITDA margin of 23.3%, decreased 25 basis points from 23.6% in Q4 2023.

Financial Supplement	Fourth Quarter 2024
Full Year to Date 2024 Highlights
•Total revenues of $2.7 billion, a 0.3% change from 2023 and an increase of 1.2% on a constant currency basis.
•Net loss of $94.7 million, or $0.33 loss per diluted common share, a 71.8% increase from a $1.18 net loss per diluted common share from continuing operations in 2023.
•Global Warehouse segment same store revenues increased 1.0% on an actual basis and increased 2.4% on a constant currency basis as compared to 2023.
•Global Warehouse segment same store NOI increased 9.9%, or 11.4% on a constant currency basis as compared to 2023.
•Global Warehouse same store services margin increased to 13.0% from 3.8% in 2023.
•Adjusted FFO of $420.4 million, or $1.47 per diluted common share, an increase of 15.9% from 2023 Adjusted FFO per diluted common share.
•Core EBITDA of $634.1 million, increased $62.1 million, or 10.8% from $572.1 million in 2023.
•Core EBITDA margin of 23.8%, increased 238 basis points from 21.4% in 2023.
2025 Outlook
The table below includes the details of our annual guidance. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

As of
February 20, 2025
Warehouse segment same store revenue growth (constant currency)	2.0% - 4.0%
Warehouse segment same store NOI growth (constant currency)	200 bps higher than associated revenues
Warehouse segment non-same store NOI	$0M - $7M
Transportation and Third-Party Managed segment NOI	$44M - $48M
Total selling, general and administrative expense (inclusive of share-based compensation expense of $27.5M - $29.5M and $13.0M - $15.0M of Project Orion amortization)	$280M - $289M
Interest expense	$145M - $150M
Current income tax expense	$8M - $10M
Non real estate depreciation and amortization expense	$139M - $149M
Total maintenance capital expenditures	$82M - $88M
Development starts(1)	$200M - $300M
Adjusted FFO per share	$1.51 - $1.59
(1)Represents the aggregate invested capital for initiated development opportunities.
Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, February 20, 2025 at 8:00 a.m. Eastern Time to discuss its fourth quarter and full year 2024 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-877-407-3982 or 1-201-493-6780. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID#13750638. The telephone replay will be available starting shortly after the call until March 6, 2025.

Financial Supplement	Fourth Quarter 2024
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.
During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.
Fourth Quarter 2024 Total Company Financial Results
Total revenues for the fourth quarter of 2024 were $666.4 million, a 1.9% decrease from $679.3 million in the same quarter of the prior year, primarily due to a 13.8% decrease in transportation services revenue and related volumes (12.2% decrease on a constant currency basis), coupled with lower volumes in the warehouse segment. These decreases were partially offset by annual rate increases in the normal course of operations.
Total NOI for the fourth quarter of 2024 was $211.2 million, an increase of 0.6% (1.7% increase on a constant currency basis) from the same quarter of the prior year. This increase is primarily related to a 2.4% decrease (1.4% decrease on a constant currency basis) in rent, storage, and warehouse services cost of operations, which is substantially due to an increased focus on workforce performance, operational efficiency, and retention.
For the fourth quarter of 2024, the Company reported a net loss of $36.4 million, or $0.13 loss per diluted share, compared to a net loss of $226.8 million, or $0.80 loss per diluted share, for the comparable quarter of the prior year. This is primarily due to a goodwill impairment charge recognized during fourth quarter of 2023 of $236.5 million.
Core EBITDA was $155.6 million for the fourth quarter of 2024, compared to $160.3 million for the comparable quarter of the prior year. This decrease (2.9% on an actual basis and 2.2% on a constant currency basis) was primarily driven by higher software related costs from the implementation of Project Orion, and increased spending on information security related investments, which is recognized within selling, general, and administrative costs. The overall decrease in Core EBITDA is partially offset by a 0.6% increase in NOI, further described above.
For the fourth quarter of 2024, Core FFO was $88.6 million, or $0.31 per diluted share, compared to $84.8 million, or $0.30 per diluted share, for the fourth quarter of 2023.
For the fourth quarter of 2024, Adjusted FFO was $105.9 million, or $0.37 per diluted share, compared to $108.0 million, or $0.38 per diluted share, for the fourth quarter of 2023.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.

Financial Supplement	Fourth Quarter 2024
Fourth Quarter 2024 Global Warehouse Segment Results
The following tables present revenues, contribution (NOI), margins, and certain operating metrics for our global, same store, and non-same store warehouses for the three months and years ended December 31, 2024 and 2023.

	Three Months Ended December 31,			Change
Dollars and units in thousands, except per pallet data	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency

TOTAL WAREHOUSE SEGMENT
Global Warehouse revenues:
Rent and storage	$259,889	$263,621	$276,641	(6.1)%	(4.7)%
Warehouse services	346,576	349,077	335,621	3.3%	4.0%
Total revenues	$606,465	$612,698	$612,262	(0.9)%	0.1%
Global Warehouse cost of operations:
Power	35,271	35,967	33,999	3.7%	5.8%
Other facilities costs(2)	61,720	62,784	64,168	(3.8)%	(2.2)%
Labor	251,486	253,282	252,853	(0.5)%	0.2%
Other services costs(3)	56,561	57,161	64,140	(11.8)%	(10.9)%
Total warehouse segment cost of operations	$405,038	$409,194	$415,160	(2.4)%	(1.4)%

Global Warehouse contribution (NOI)	$201,427	$203,504	$197,102	2.2%	3.2%
Rent and storage contribution (NOI)(4)	$162,898	$164,870	$178,474	(8.7)%	(7.6)%
Services contribution (NOI)(5)	$38,529	$38,634	$18,628	106.8%	107.4%
Global Warehouse margin	33.2%	33.2%	32.2%	102 bps	102 bps
Rent and storage margin(6)	62.7%	62.5%	64.5%	-183 bps	-197 bps
Warehouse services margin(7)	11.1%	11.1%	5.6%	557 bps	552 bps

Global Warehouse rent and storage metrics:
Average economic occupied pallets(8)	4,272	n/a	4,541	(5.9)%	n/a
Average physical occupied pallets(9)	3,693	n/a	4,041	(8.6)%	n/a
Average physical pallet positions	5,517	n/a	5,493	0.4%	n/a
Economic occupancy percentage(8)	77.4%	n/a	82.7%	-524 bps	n/a
Physical occupancy percentage(9)	66.9%	n/a	73.6%	-663 bps	n/a
Total rent and storage revenues per average economic occupied pallet	$60.84	$61.71	$60.92	(0.1)%	1.3%
Total rent and storage revenues per average physical occupied pallet	$70.37	$71.38	$68.46	2.8%	4.3%
Global Warehouse services metrics:
Throughput pallets	9,234	n/a	9,384	(1.6)%	n/a
Total warehouse services revenues per throughput pallet	$37.53	$37.80	$35.77	4.9%	5.7%
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $9.0 million and $9.3 million for the three months ended December 31, 2024 and 2023, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $2.8 million and $3.3 million for the three months ended December 31, 2024 and 2023, respectively.
(4)Calculated as warehouse rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.
(8)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(9)We define average physical occupied pallets as the average number of physically occupied pallets positions in our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(n/a = not applicable)

Financial Supplement	Fourth Quarter 2024

	Three Months Ended December 31,			Change
Dollars and units in thousands, except per pallet data	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency

SAME STORE WAREHOUSE
Number of same store warehouses	226		226
Same store revenues:
Rent and storage	$251,090	$254,792	$263,932	(4.9)%	(3.5)%
Warehouse services	337,628	340,124	327,606	3.1%	3.8%
Total same store revenues	$588,718	$594,916	$591,538	(0.5)%	0.6%
Same store cost of operations:
Power	34,680	35,376	31,529	10.0%	12.2%
Other facilities costs	59,192	60,253	60,569	(2.3)%	(0.5)%
Labor	240,007	241,799	244,348	(1.8)%	(1.0)%
Other services costs	53,131	53,732	62,731	(15.3)%	(14.3)%
Total same store cost of operations	$387,010	$391,160	$399,177	(3.0)%	(2.0)%

Same store contribution (NOI)	$201,708	$203,756	$192,361	4.9%	5.9%
Same store rent and storage contribution (NOI)(2)	$157,218	$159,163	$171,834	(8.5)%	(7.4)%
Same store services contribution (NOI)(3)	$44,490	$44,593	$20,527	116.7%	117.2%
Same store margin	34.3%	34.2%	32.5%	174 bps	173 bps
Same store rent and storage margin(4)	62.6%	62.5%	65.1%	-249 bps	-264 bps
Same store services margin(5)	13.2%	13.1%	6.3%	691 bps	685 bps

Same store rent and storage metrics:
Average economic occupied pallets(6)	4,128	n/a	4,397	(6.1)%	n/a
Average physical occupied pallets(7)	3,572	n/a	3,919	(8.9)%	n/a
Average physical pallet positions	5,250	n/a	5,235	0.3%	n/a
Economic occupancy percentage(6)	78.6%	n/a	84.0%	-536 bps	n/a
Physical occupancy percentage(7)	68.0%	n/a	74.9%	-682 bps	n/a
Same store rent and storage revenues per average economic occupied pallet	$60.83	$61.72	$60.03	1.3%	2.8%
Same store rent and storage revenues per average physical occupied pallet	$70.29	$71.33	$67.35	4.4%	5.9%
Same store services metrics:
Throughput pallets	8,894	n/a	9,043	(1.6)%	n/a
Same store warehouse services revenues per throughput pallet	$37.96	$38.24	$36.23	4.8%	5.6%
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Calculated as same store rent and storage revenues less same store power and other facilities costs.
(3)Calculated as same store warehouse services revenues less same store labor and other services costs.
(4)Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)Calculated as same store services contribution (NOI) divided by same store services revenues.
(6)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(7)We define average physical occupied pallets as the average number of physically occupied pallets positions in our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(n/a = not applicable)

Financial Supplement	Fourth Quarter 2024

	Three Months Ended December 31,			Change
Dollars and units in thousands, except per pallet data	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	9		12
Non-same store revenues:
Rent and storage	$8,799	$8,829	$12,709	n/r	n/r
Warehouse services	8,948	8,953	8,015	n/r	n/r
Total non-same store revenues	$17,747	$17,782	$20,724	n/r	n/r
Non-same store cost of operations:
Power	591	591	2,470	n/r	n/r
Other facilities costs	2,528	2,531	3,599	n/r	n/r
Labor	11,479	11,483	8,505	n/r	n/r
Other services costs	3,430	3,429	1,409	n/r	n/r
Total non-same store cost of operations	$18,028	$18,034	$15,983	n/r	n/r

Non-same store contribution (NOI)	$(281)	$(252)	$4,741	n/r	n/r
Non-same store rent and storage contribution (NOI)(3)	$5,680	$5,707	$6,640	n/r	n/r
Non-same store services contribution (NOI)(4)	$(5,961)	$(5,959)	$(1,899)	n/r	n/r

Non-same store rent and storage metrics:
Average economic occupied pallets(5)	144	n/a	144	n/r	n/a
Average physical occupied pallets(6)	121	n/a	122	n/r	n/a
Average physical pallet positions	267	n/a	258	n/r	n/a
Economic occupancy percentage(5)	53.9%	n/a	55.8%	n/r	n/a
Physical occupancy percentage(6)	45.3%	n/a	47.3%	n/r	n/a
Non-same store rent and storage revenues per average economic occupied pallet	$61.10	$61.31	$88.26	n/r	n/r
Non-same store rent and storage revenues per average physical occupied pallet	$72.72	$72.97	$104.17	n/r	n/r
Non-same store services metrics:
Throughput pallets	340	n/a	341	n/r	n/a
Non-same store warehouse services revenues per throughput pallet	$26.32	$26.33	$23.50	n/r	n/r
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)The non-same store facility count consists of: 5 sites in the recently completed expansion and development phase (further detailed in the External Development and Capital Deployment section of our quarterly supplement), 2 facilities that we purchased in 2023, 2 facilities whose operations have ceased and the Company is evaluating alternative use including, third party lease or sale. As of December 31, 2024, there are 6 sites in the development and expansion phase that will be added to the non - same store pool when operations commence.
(3)Calculated as non-same store rent and storage revenues less non-same store power and other facilities costs.
(4)Calculated as non-same store warehouse services revenues less non-same store labor and other services costs.
(5)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(6)We define average physical occupied pallets as the average number of physically occupied pallets positions in our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(n/a = not applicable)
(n/r = not relevant)

Financial Supplement	Fourth Quarter 2024

	Years Ended December 31,			Change
Dollars and units in thousands, except per pallet data	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency

TOTAL WAREHOUSE SEGMENT
Global Warehouse revenues:
Rent and storage	$1,059,508	$1,078,900	$1,101,741	(3.8)%	(2.1)%
Warehouse services	1,357,235	1,370,974	1,289,348	5.3%	6.3%
Total revenues	$2,416,743	$2,449,874	$2,391,089	1.1%	2.5%
Global Warehouse cost of operations:
Power	147,453	151,196	147,750	(0.2)%	2.3%
Other facilities costs(2)	256,910	262,127	247,743	3.7%	5.8%
Labor	998,543	1,007,972	1,023,806	(2.5)%	(1.5)%
Other services costs(3)	212,124	215,995	249,187	(14.9)%	(13.3)%
Total warehouse cost of operations	$1,615,030	$1,637,290	$1,668,486	(3.2)%	(1.9)%

Global Warehouse contribution (NOI)	$801,713	$812,584	$722,603	10.9%	12.5%
Rent and storage contribution (NOI)(4)	$655,145	$665,577	$706,248	(7.2)%	(5.8)%
Services contribution (NOI)(5)	$146,568	$147,007	$16,355	796.2%	798.9%
Global Warehouse margin	33.2%	33.2%	30.2%	295 bps	295 bps
Rent and storage margin(6)	61.8%	61.7%	64.1%	-227 bps	-241 bps
Services margin(7)	10.8%	10.7%	1.3%	953 bps	945 bps

Global Warehouse rent and storage metrics:
Average economic occupied pallets(8)	4,304	n/a	4,546	(5.3)%	n/a
Average physical occupied pallets(9)	3,731	n/a	4,120	(9.4)%	n/a
Average physical pallet positions	5,523	n/a	5,442	1.5%	n/a
Economic occupancy percentage(8)	77.9%	n/a	83.5%	-561 bps	n/a
Physical occupancy percentage(9)	67.6%	n/a	75.7%	-815 bps	n/a
Total rent and storage revenues per average economic occupied pallet	$246.17	$250.67	$242.35	1.6%	3.4%
Total rent and storage revenues per average physical occupied pallet	$283.97	$289.17	$267.41	6.2%	8.1%
Global Warehouse services metrics:
Throughput pallets	36,509	n/a	37,524	(2.7)%	n/a
Total warehouse services revenues per throughput pallet	$37.18	$37.55	$34.36	8.2%	9.3%
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $35.9 million and $37.5 million for the years ended December 31, 2024 and 2023, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $12.3 million and $14.3 million for the years ended December 31, 2024 and 2023, respectively.
(4)Calculated as warehouse rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.
(8)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(9)We define average physical occupied pallets as the average number of physically occupied pallets positions in our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(n/a = not applicable)

Financial Supplement	Fourth Quarter 2024

	Years Ended December 31,			Change
Dollars and units in thousands, except per pallet data	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency

SAME STORE WAREHOUSE
Number of same store warehouses	226		226
Same store revenues:
Rent and storage	$1,019,217	$1,038,552	$1,059,062	(3.8)%	(1.9)%
Warehouse services	1,323,458	1,337,122	1,260,770	5.0%	6.1%
Total same store revenues	$2,342,675	$2,375,674	$2,319,832	1.0%	2.4%
Same store cost of operations:
Power	141,729	145,467	139,901	1.3%	4.0%
Other facilities costs	242,026	247,142	232,396	4.1%	6.3%
Labor	952,667	962,015	979,032	(2.7)%	(1.7)%
Other services costs	198,707	202,428	233,809	(15.0)%	(13.4)%
Total same store cost of operations	$1,535,129	$1,557,052	$1,585,138	(3.2)%	(1.8)%

Same store contribution (NOI)	$807,546	$818,622	$734,694	9.9%	11.4%
Same store rent and storage contribution (NOI)(2)	$635,462	$645,943	$686,765	(7.5)%	(5.9)%
Same store services contribution (NOI)(3)	$172,084	$172,679	$47,929	259.0%	260.3%
Same store margin	34.5%	34.5%	31.7%	280 bps	279 bps
Same store rent and storage margin(4)	62.3%	62.2%	64.8%	-250 bps	-265 bps
Same store services margin(5)	13.0%	12.9%	3.8%	920 bps	911 bps

Same store rent and storage metrics:
Average economic occupied pallets(6)	4,157	n/a	4,427	(6.1)%	n/a
Average physical occupied pallets(7)	3,606	n/a	4,023	(10.4)%	n/a
Average physical pallet positions	5,248	n/a	5,256	(0.2)%	n/a
Economic occupancy percentage(6)	79.2%	n/a	84.2%	-502 bps	n/a
Physical occupancy percentage(7)	68.7%	n/a	76.5%	-783 bps	n/a
Same store rent and storage revenues per average economic occupied pallet	$245.18	$249.83	$239.23	2.5%	4.4%
Same store rent and storage revenues per average physical occupied pallet	$282.64	$288.01	$263.25	7.4%	9.4%
Same store services metrics:
Throughput pallets	35,173	n/a	36,417	(3.4)%	n/a
Same store warehouse services revenues per throughput pallet	$37.63	$38.02	$34.62	8.7%	9.8%
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Calculated as same store rent and storage revenues less same store power and other facilities costs.
(3)Calculated as same store warehouse services revenues less same store labor and other services costs.
(4)Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)Calculated as same store services contribution (NOI) divided by same store services revenues.
(6)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(7)We define average physical occupied pallets as the average number of physically occupied pallets positions in our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(n/a = not applicable)

Financial Supplement	Fourth Quarter 2024

	Years Ended December 31,			Change
Dollars and units in thousands, except per pallet data	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	9		12
Non-same store revenues:
Rent and storage	$40,291	$40,348	$42,679	n/r	n/r
Warehouse services	33,777	33,852	28,578	n/r	n/r
Total non-same store revenues	$74,068	$74,200	$71,257	n/r	n/r
Non-same store cost of operations:
Power	5,724	5,729	7,849	n/r	n/r
Other facilities costs	14,884	14,985	15,347	n/r	n/r
Labor	45,876	45,957	44,774	n/r	n/r
Other services costs	13,417	13,567	15,378	n/r	n/r
Total non-same store cost of operations	$79,901	$80,238	$83,348	n/r	n/r

Non-same store contribution (NOI)	$(5,833)	$(6,038)	$(12,091)	n/r	n/r
Non-same store rent and storage contribution (NOI)(2)	$19,683	$19,634	$19,483	n/r	n/r
Non-same store services contribution (NOI)(3)	$(25,516)	$(25,672)	$(31,574)	n/r	n/r

Non-same store rent and storage metrics:
Average economic occupied pallets(5)	147	n/a	119	n/r	n/a
Average physical occupied pallets(6)	125	n/a	97	n/r	n/a
Average physical pallet positions	275	n/a	186	n/r	n/a
Economic occupancy percentage(5)	53.5%	n/a	64.0%	n/r	n/a
Physical occupancy percentage(6)	45.5%	n/a	52.2%	n/r	n/a
Non-same store rent and storage revenues per average economic occupied pallet	$274.09	$274.48	$358.65	n/r	n/r
Non-same store rent and storage revenues per average physical occupied pallet	$322.33	$322.78	$439.99	n/r	n/r
Non-same store services metrics:
Throughput pallets	1,336	n/a	1,107	n/r	n/a
Non-same store warehouse services revenues per throughput pallet	$25.28	$25.34	$25.82	n/r	n/r
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)The non-same store facility count consists of: 5 sites in the recently completed expansion and development phase (further detailed in the External Development and Capital Deployment section of our quarterly supplement), 2 facilities that we purchased in 2023, 2 facilities whose operations have ceased and the Company is evaluating alternative use including, third party lease or sale. As of December 31, 2024, there are 6 sites in the development and expansion phase that will be added to the non - same store pool when operations commence.
(3)Calculated as non-same store rent and storage revenues less non-same store power and other facilities costs.
(4)Calculated as non-same store warehouse services revenues less non-same store labor and other services costs.
(5)We define average economic occupied pallets as the sum of the average number of physically occupied pallets and otherwise contractually committed pallets for a given period, without duplication. Economic occupancy percentage is calculated by dividing the average economic occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(6)We define average physical occupied pallets as the average number of physically occupied pallets positions in our warehouses for the applicable period. Physical occupancy percentage is calculated by dividing the average number of physically occupied pallets by the estimated average of total physical pallet positions in our warehouses, regardless of whether they are occupied, for the applicable period.
(n/a = not applicable)
(n/r = not relevant)

Financial Supplement	Fourth Quarter 2024
Warehouse Results
For the fourth quarter of 2024, Global Warehouse segment revenues were $606.5 million, a decrease of $5.8 million, or 0.9% (0.1% increase on a constant currency basis), compared to $612.3 million for the fourth quarter of 2023. This decrease was principally driven by lower occupancy and throughput pallets, partially offset by annual rate increases in the normal course of operations.
Global Warehouse segment contribution (NOI) was $201.4 million for the fourth quarter of 2024 as compared to $197.1 million for the fourth quarter of 2023, an increase of $4.3 million or 2.2% (3.2% on a constant currency basis). Global Warehouse segment contribution (NOI) increased primarily due to a 2.4% decrease (1.4% decrease on a constant currency basis) in rent, storage, and warehouse services cost of operations which is substantially driven by an increased focus on workforce performance, operational efficiency, and retention. Global Warehouse segment margin was 33.2% for the fourth quarter of 2024, a 102 basis point increase as to compared to the fourth quarter of 2023, driven by the factors noted above.
Fixed Commitment Rent and Storage Revenues
As of December 31, 2024, $625.3 million of the Company’s annualized rent and storage revenues were derived from customers with fixed commitment storage contracts. This compares to $623.8 million at the end of the third quarter of 2024 and $576.8 million at the end of the fourth quarter of 2023. We continue to make progress on commercializing business under this type of arrangement. On a combined basis, 59.0% of rent and storage revenues were generated from fixed commitment storage contracts. On a combined basis, 61.9% of total warehouse segment revenues were generated from customers with fixed committed contracts or leases.
Economic and Physical Occupancy
Fixed commitments storage contracts are designed to ensure the Company’s customers have space available when needed. For the fourth quarter of 2024, economic occupancy for the total warehouse segment was 77.4% and the warehouse segment same store pool was 78.6%, representing a 1,049 and 1,059 basis point increase above physical occupancy, respectively. Economic occupancy for the total warehouse segment decreased 524 basis points, and the warehouse segment same store pool decreased 536 basis points as compared to the fourth quarter of 2023.
Real Estate Portfolio
As of December 31, 2024, the Company’s portfolio consists of 239 facilities. The Company ended the fourth quarter of 2024 with 235 facilities in its Global Warehouse segment portfolio and 4 facilities in its Third-party managed segment. The same store population consists of 226 facilities for the quarter ended December 31, 2024. The non-same store facility count consists of: 5 sites in the recently completed expansion and development phase (further detailed in the External Development and Capital Deployment section of our quarterly supplement), 2 facilities that we purchased in 2023, 2 facilities whose operations have ceased and the Company is evaluating alternative use including, third party lease or sale. As of December 31, 2024, there are 6 sites in the development and expansion phase that will be added to the non - same store pool when operations commence.
Balance Sheet Activity and Liquidity
As of December 31, 2024, the Company had total liquidity of approximately $921.8 million, including cash and capacity on its revolving credit facility. Total net debt outstanding was approximately $3.4 billion (inclusive of approximately $174.8 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 95.0% was in an unsecured structure. At quarter end, net debt to Core EBITDA (based on trailing twelve months Core EBITDA) was approximately 5.4x. The Company’s unsecured debt has a remaining weighted average term of 5.1 years, inclusive of extensions that the Company is expected to utilize, and carries a weighted average contractual interest rate of 3.9%. As of December 31, 2024, approximately 92.7% of the Company’s total debt outstanding was at a fixed rate, inclusive of hedged variable-rate for fixed-rate debt. The Company has no material debt maturities until 2026, inclusive of extension options.

Financial Supplement	Fourth Quarter 2024
Dividend
On December 17, 2024, the Company’s Board of Directors declared a dividend of $0.22 per share for the fourth quarter of 2024, which was paid on January 15, 2025 to common stockholders of record as of December 31, 2024.
About the Company
Americold is a global leader in temperature-controlled logistics real estate and value added services. Focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, Americold owns and/or operates 239 temperature-controlled warehouses, with approximately 1.4 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.
Non-GAAP Measures
This press release contains non-GAAP financial measures, including NAREIT FFO, Core FFO, Adjusted FFO, NAREIT EBITDAre, Core EBITDA, Core EBITDA margin, same store segment revenues, contribution (NOI) and margin, and maintenance capital expenditures. Definitions of these non-GAAP metrics are included in our quarterly financial supplement, and reconciliations of these non-GAAP measures to their most comparable US GAAP metrics are included herein. Each of the non-GAAP measures included in this press release has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this press release may not be comparable to similarly titled measures disclosed by other companies, including other REITs.
Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: rising inflationary pressures, increased interest rates and operating costs; labor and power costs; labor shortages; our relationship with our associates, the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; the impact of supply chain disruptions; risks related to rising construction costs; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof; uncertainty of revenues, given the nature of our customer contracts; acquisition risks, including the failure to identify or complete attractive acquisitions or failure to realize the intended benefits from our recent acquisitions; difficulties in expanding our operations into new markets; uncertainties and risks related to public health crises; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes; risks related to implementation of the new ERP system, defaults or non-renewals of significant customer contracts; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; changes in applicable governmental regulations and tax legislation; risks related to current and potential international operations and properties; actions by our competitors and their increasing ability to compete with us; changes in foreign currency exchange rates; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers for transportation services to our customers; liabilities as a result of our participation in multi-employer pension plans; risks related to the partial ownership of properties, including our JV investments; risks related to natural disasters; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; changes in real estate and zoning laws and increases in real property tax rates; general economic conditions; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; possible environmental liabilities; uninsured losses or losses in excess of our insurance coverage; financial market fluctuations; our failure to obtain necessary outside financing on attractive terms, or at all; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; the potential dilutive effect of our common stock offerings, including our ongoing at the market program; the cost and time requirements as a result of our operation as a publicly traded REIT; and our failure to maintain our status as a REIT.

Financial Supplement	Fourth Quarter 2024
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements may contain such words. Examples of forward-looking statements included in this press release include those regarding our 2025 outlook and our migration of our customers to fixed commitment storage contracts. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with the Securities and Exchange Commission, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future except to the extent required by law.
Contacts:
Americold Realty Trust, Inc.
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Fourth Quarter 2024
Financial Information

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	December 31, 2024	December 31, 2023
Assets
Property, buildings, and equipment:
Land	$806,981	$820,831
Buildings and improvements	4,462,565	4,464,359
Machinery and equipment	1,598,502	1,565,431
Assets under construction	606,233	452,312
	7,474,281	7,302,933
Accumulated depreciation	(2,453,597)	(2,196,196)
Property, buildings, and equipment – net	5,020,684	5,106,737

Operating leases - net	222,294	247,302
Financing leases - net	104,216	105,164

Cash, cash equivalents, and restricted cash	47,652	60,392
Accounts receivable – net of allowance of $24,426 and $21,647 at December 31, 2024 and December 31, 2023, respectively	386,924	426,048
Identifiable intangible assets – net	838,660	897,414
Goodwill	784,042	794,004
Investments in and advances to partially owned entities	40,252	38,113
Other assets	291,230	194,078
Total assets	$7,735,954	$7,869,252

Liabilities and Equity
Liabilities
Borrowings under revolving line of credit	$255,052	$392,156
Accounts payable and accrued expenses	603,411	568,764
Senior unsecured notes and term loans – net of deferred financing costs of $13,882 and $10,578 at December 31, 2024 and December 31, 2023, respectively	3,031,462	2,601,122
Sale-leaseback financing obligations	79,001	161,937
Financing lease obligations	95,784	97,177
Operating lease obligations	219,099	240,251
Unearned revenues	21,979	28,379
Deferred tax liability - net	115,772	135,797
Other liabilities	7,389	9,082
Total liabilities	4,428,949	4,234,665

Equity
Stockholders' equity:
Common stock, $0.01 par value per share – 500,000,000 authorized shares; 284,265,041 and 283,699,120 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	2,842	2,837
Paid-in capital	5,646,879	5,625,907
Accumulated deficit and distributions in excess of net earnings	(2,341,654)	(1,995,975)
Accumulated other comprehensive loss	(27,279)	(16,640)
Total stockholders’ equity	3,280,788	3,616,129
Noncontrolling interests:
Noncontrolling interests	26,217	18,458
Total equity	3,307,005	3,634,587
Total liabilities and equity	$7,735,954	$7,869,252

Financial Supplement	Fourth Quarter 2024

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenues:
Rent, storage, and warehouse services	$606,465	$612,262	$2,416,743	$2,391,089
Transportation services	49,875	57,878	209,129	239,670
Third-party managed services	10,095	9,151	40,669	42,570
Total revenues	666,435	679,291	2,666,541	2,673,329
Operating expenses:
Rent, storage, and warehouse services cost of operations	405,038	415,160	1,615,030	1,668,486
Transportation services cost of operations	42,165	46,966	172,606	197,630
Third-party managed services cost of operations	8,042	7,330	32,178	36,641
Depreciation and amortization	89,711	94,099	360,817	353,743
Selling, general, and administrative	66,576	57,763	255,118	226,786
Acquisition, cyber incident, and other, net	33,144	15,774	77,169	64,087
Impairment of indefinite and long-lived assets	30,173	236,515	33,126	236,515
Net Loss (gain) from sale of real estate	—	5	(3,514)	(2,254)
Total operating expenses	674,849	873,612	2,542,530	2,781,634

Operating (loss) income	(8,414)	(194,321)	124,011	(108,305)

Other income (expense):
Interest expense	(34,458)	(33,681)	(135,323)	(140,107)
Loss on debt extinguishment and termination of derivative instruments	—	(627)	(116,082)	(2,482)
(Loss) gain from investments in partially owned entities	(682)	174	(3,702)	(1,442)
Impairment of related party loan receivable	—	—	—	(21,972)
Loss on put option	—	—	—	(56,576)
Other, net	47	1,054	27,919	2,795
Loss from continuing operations before income taxes	(43,507)	(227,401)	(103,177)	(328,089)

Income tax benefit (expense):
Current income tax	386	(2,627)	(4,782)	(8,508)
Deferred income tax	6,712	3,228	13,210	10,781
Total income tax benefit	7,098	601	8,428	2,273

Net loss:
Net loss from continuing operations	(36,409)	(226,800)	(94,749)	(325,816)
Loss from discontinued operations, net of tax	—	—	—	(10,453)
Net loss	$(36,409)	$(226,800)	$(94,749)	$(336,269)
Net (loss) gain attributable to noncontrolling interests	(194)	41	(436)	(54)
Net loss attributable to Americold Realty Trust, Inc.	$(36,215)	$(226,841)	$(94,313)	$(336,215)

Weighted average common stock outstanding – basic	284,938	284,263	284,782	275,773
Weighted average common stock outstanding – diluted	284,938	284,263	284,782	275,773

Net loss per common share from continuing operations - basic	$(0.13)	$(0.80)	$(0.33)	$(1.18)
Net loss per common share from discontinued operations - basic	—	—	—	(0.04)
Basic loss per share	$(0.13)	$(0.80)	$(0.33)	$(1.22)

Net loss per common share from continuing operations - diluted	$(0.13)	$(0.80)	$(0.33)	$(1.18)
Net loss per common share from discontinued operations - diluted	—	—	—	(0.04)
Diluted loss per share	$(0.13)	$(0.80)	$(0.33)	$(1.22)

Financial Supplement	Fourth Quarter 2024

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and Adjusted FFO
(In thousands, except per share amounts)
	Three Months Ended		Years Ended
	Q4 24	Q4 23	2024	2023
Net loss	$(36,409)	$(226,800)	$(94,749)	$(336,269)
Adjustments:
Real estate related depreciation	56,620	57,183	225,388	222,837
Loss (gain) from sale of real estate	—	5	(3,514)	(2,254)
Net loss on real estate related asset disposals	264	260	330	235
Impairment charges on certain real estate assets	18,032	—	20,985	—
Our share of reconciling items related to partially owned entities	314	280	1,144	1,705
NAREIT FFO	$38,821	$(169,072)	$149,584	$(113,746)
Adjustments:
Net loss (gain) on sale of non-real assets	775	3,312	(236)	3,725
Acquisition, cyber incident, and other, net	33,144	15,774	77,169	64,087
Impairment of indefinite and long-lived assets (excluding certain real estate assets)	12,141	236,515	12,141	236,515
Loss on debt extinguishment and termination of derivative instruments	—	627	116,082	2,482
Foreign currency exchange loss (gain)	1,766	(28)	(8,833)	431
Gain on legal settlement related to prior period operations	—	(2,180)	(6,104)	(2,180)
Project Orion deferred costs amortization	1,791	—	4,182	—
Our share of reconciling items related to partially owned entities	116	(184)	805	64
Loss from discontinued operations, net of tax	—	—	—	8,072
Impairment of related party receivable	—	—	—	21,972
Loss on put option	—	—	—	56,576
Gain on sale of LATAM JV	—	—	—	(304)
Core FFO	$88,554	$84,764	$344,790	$277,694
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,445	1,290	5,329	5,095
Amortization of below/above market leases	354	360	1,445	1,506
Straight-line rent adjustment	335	597	1,612	1,011
Deferred income tax benefit	(6,712)	(3,228)	(13,210)	(10,781)
Stock-based compensation expense(1)	6,335	5,780	25,274	23,592
Non-real estate depreciation and amortization	33,091	36,916	135,429	130,906
Maintenance capital expenditures(2)	(17,596)	(18,670)	(80,951)	(78,411)
Our share of reconciling items related to partially owned entities	136	208	671	1,013
Adjusted FFO	$105,942	$108,017	$420,389	$351,625
(1)Stock-based compensation expense excludes the stock compensation expense associated with employee awards granted in conjunction with Project Orion, which are recognized within Acquisition, cyber incident, and other, net.
(2)Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.

Financial Supplement	Fourth Quarter 2024

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and Adjusted FFO (continued)
(In thousands, except per share amounts)
	Three Months Ended		Years Ended
	Q4 24	Q4 23	2024	2023

NAREIT FFO	$38,821	$(169,072)	$149,584	$(113,746)
Core FFO	$88,554	$84,764	$344,790	$277,694
Adjusted FFO	$105,942	$108,017	$420,389	$351,625

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	284,938	284,263	284,782	275,773
Dilutive stock options and unvested restricted stock units	434	502	403	624
Weighted average dilutive shares	285,372	284,765	285,185	276,397

NAREIT FFO - basic per share	$0.14	$(0.59)	$0.53	$(0.41)
NAREIT FFO - diluted per share	$0.14	$(0.59)	$0.52	$(0.41)

Core FFO - basic per share	$0.31	$0.30	$1.21	$1.01
Core FFO - diluted per share	$0.31	$0.30	$1.21	$1.00

Adjusted FFO - basic per share	$0.37	$0.38	$1.48	$1.28
Adjusted FFO - diluted per share	$0.37	$0.38	$1.47	$1.27

Financial Supplement	Fourth Quarter 2024

Reconciliation of Net (Loss) Income to NAREIT EBITDAre and Core EBITDA
(In thousands)
	Three Months Ended		Years Ended
	Q4 24	Q4 23	2024	2023
Net loss	$(36,409)	$(226,800)	$(94,749)	$(336,269)
Adjustments:
Depreciation and amortization	89,711	94,099	360,817	353,743
Interest expense	34,458	33,681	135,323	140,107
Income tax benefit	(7,098)	(601)	(8,428)	(2,273)
Loss (gain) from sale of real estate	—	5	(3,514)	(2,254)
Adjustment to reflect share of EBITDAre of partially owned entities	1,461	1,533	5,909	8,996
NAREIT EBITDAre	$82,123	$(98,083)	$395,358	$162,050
Adjustments:
Acquisition, cyber incident, and other, net	33,144	15,774	77,169	64,087
Loss (gain) from investments in partially owned entities	682	(174)	3,702	3,823
Impairment of indefinite and long-lived assets	30,173	236,515	33,126	236,515
Foreign currency exchange loss (gain)	1,766	(28)	(8,833)	431
Stock-based compensation expense(1)	6,335	5,780	25,274	23,592
Loss on debt extinguishment and termination of derivative instruments	—	627	116,082	2,482
Loss on other asset disposals	1,039	3,572	94	3,960
Gain on legal settlement related to prior period operations	—	(2,180)	(6,104)	(2,180)
Project Orion deferred costs amortization	1,791	—	4,182	—
Reduction in EBITDAre from partially owned entities	(1,461)	(1,533)	(5,909)	(8,996)
Gain on sale of LATAM JV	—	—	—	(304)
Loss from discontinued operations, net of tax	—	—	—	8,072
Impairment of related party receivable	—	—	—	21,972
Loss on put option	—	—	—	56,576
Core EBITDA	$155,592	$160,270	$634,141	$572,080

Total revenues	$666,435	$679,291	$2,666,541	$2,673,329
Core EBITDA margin	23.3%	23.6%	23.8%	21.4%
(1)Stock-based compensation expense excludes the stock compensation expense associated with employee awards granted in conjunction with Project Orion, which are recognized within Acquisition, cyber incident, and other, net.

Financial Supplement	Fourth Quarter 2024

Debt Detail and Maturities
	As of December 31, 2024
Indebtedness: (in thousands)	Carrying Value	Contractual Interest Rate(1)	Effective Interest Rate(2)	Stated Maturity Date(3)

Senior Unsecured Revolving Credit Facility - USD(5)	$14,000	SOFR + 0.84%	6.19%	08/2027
Senior Unsecured Revolving Credit Facility - C$35M(5)	24,335	CORRA + 0.84%	5.39%	08/2027
Senior Unsecured Revolving Credit Facility - A$197M(5)	121,908	BBSW + 0.84%	6.15%	08/2027
Senior Unsecured Revolving Credit Facility - €71M(5)	72,993	EURIBOR + 0.84%	4.64%	08/2027
Senior Unsecured Revolving Credit Facility - NZ$39M(5)	21,816	BKBM + 0.84%	6.20%	08/2027
Senior Unsecured Term Loan A Facility Tranche A-1 - USD(6)	375,000	SOFR + 0.94%	4.50%	08/2027
Senior Unsecured Term Loan A Facility Tranche A-2 - C$250M	173,820	CORRA + 0.94%	4.80%	01/2028
Senior Unsecured Term Loan A Facility Tranche A-3 - USD	270,000	SOFR + 0.94%	4.27%	01/2028
Private Series A Unsecured Notes - USD	200,000	4.68%	4.76%	01/2026
Private Series B Unsecured Notes - USD	400,000	4.86%	4.92%	01/2029
Private Series C Unsecured Notes - USD	350,000	4.10%	4.15%	01/2030
Private Series D Unsecured Notes - €400M	414,146	1.62%	1.67%	01/2031
Private Series E Unsecured Notes - €350M	362,378	1.65%	1.70%	01/2033
Public 5.409% Notes - USD	500,000	5.41%	5.50%	09/2034
Total Unsecured Debt	$3,300,396	3.94%	4.11%	5.1 years
Sale-leaseback financing obligations	79,001	10.07%
Financing lease obligations	95,784	4.70%
Total Secured Debt	$174,785	7.13%

Total Debt Outstanding	$3,475,181	4.10%
Less: unamortized deferred financing costs	(13,882)
Total Book Value of Debt	$3,461,299

Rate Type:	December 31, 2024	% of Total
Fixed(7)	$3,220,129	92.7%
Variable-unhedged	255,052	7.3%
Total Debt Outstanding	$3,475,181	100%

Debt Type:	December 31, 2024	% of Total
Unsecured	$3,300,396	95.0%
Secured	174,785	5.0%
Total Debt Outstanding	$3,475,181	100%

Capitalization:	December 31, 2024
Total Debt Outstanding	$3,475,181
Less: Cash, cash equivalents and restricted cash	47,652
Net Debt	$3,427,529
Core EBITDA - last twelve months	$634,141
Net Debt to Pro Forma Core EBITDA	5.40x

Enterprise Value:	December 31, 2024
Fully diluted common stock	287,268
Common Stock Share Price	$21.40
Market value of common equity	$6,147,535
Net Debt	$3,427,529
Total Enterprise Value	$9,575,064
(1)As of December 31, 2024, the adjusted daily SOFR rate was 4.41%, the adjusted daily CORRA rate was 3.61%, the one-month BBSW rate was 4.37%, the one-month EURIBOR rate was 2.86%, and the one-month BKBM rate was 4.42%. Our Senior Unsecured Term Loan Tranche A-1 is hedged at a weighted average rate of 4.29%. Our Senior Unsecured Term Loan Tranche A-2 is hedged at a rate of 4.53%. Our Senior Unsecured Term Loan Tranche A-3 is hedged at a rate of 4.09%. Included in the SOFR and CORRA rates above, are additional adjustments of 0.10% and 0.30%, respectively.
(2)The effective interest rates presented include the amortization of deferred financing costs and are based on the hedged rate for the $375.0 million TLA Tranche A-1, the C$250.0 million TLA Tranche A-2, and the $270.0 million TLA Tranche A-3. Subtotals of stated effective interest rates represent weighted average interest rates.
(3)Subtotals of stated maturity dates represent remaining weighted average life of the debt and assume the exercise of extension options on the TLA Tranche A-1 and Senior Unsecured Revolving Credit Facility.
(4)Borrowing currency and value presented in caption unless USD denominated.
(5)The Senior Unsecured Revolving Credit Facility maturity assumes two six-month extension options past the contractual maturity date in August of 2026. The borrowing capacity as of December 31, 2024 is $1.2 billion less $20.8 million of outstanding letters of credit. The effective interest rate shown represents deferred financing costs allocated on a pro rata basis over the outstanding balances.
(6)The Senior Unsecured Term Loan Tranche A-1 maturity assumes two twelve-month extension options past the contractual maturity date in August of 2025.
(7)The total includes borrowings with a variable interest rate that have been effectively hedged through interest rate swaps.

Financial Supplement	Fourth Quarter 2024
Operations Overview

Global Warehouse Portfolio

Warehouse Segment Cubic Feet by Warehouse Type
(At December 31, 2024)

Facility Leased: 2%
Public Warehouse: 28%
Distribution: 46%
Production Advantaged: 24%

Warehouse Segment Revenue by Commodity Type
(Last Twelve Months Ended December 31, 2024)
Poultry: 12%
Retail: 19%
Potatoes: 8%
Pork: 4%
Seafood: 2%
Bakery: 4%
Packaged Foods: 19%
Beef: 7%
Beverage: 1%
Other: 5%
Dairy: 9%
Frozen Produce: 4%
Distributors: 4%
Fresh Produce: 2%

Warehouse Segment Revenue by Warehouse Type (Last Twelve Months Ended December 31, 2024)

Facility Leased: 1%
Public Warehouse: 23%
Distribution: 51%
Production Advantaged: 25%

Warehouse Segment Contribution (NOI) by Warehouse Type (Last Twelve Months Ended December 31, 2024)

Facility Leased: 1%
Public Warehouse: 25%
Distribution: 45%
Production Advantaged: 29%

Financial Supplement	Fourth Quarter 2024

Fixed Commitment and Lease Maturities(1)
Note: Dotted lines represent incremental lease commitments.
The graph below sets forth a summary schedule of the percentage of total warehouse segment Rent & Storage Revenues for any defined contracts featuring fixed storage commitments and/or leases in effect as of December 31, 2024.

65.0%
60.0%
55.0%
50.0%
45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
—%
Q1 2021
Q1 2022
Q1 2023
Q1 2024
Q2 2021
Q2 2022
Q2 2023
Q2 2024
Q3 2021
Q3 2022
Q3 2023
Q3 2024
Q4 2021
Q4 2022
Q4 2023
Q4 2024

(1)During the three months ended December 31, 2024, the Company enhanced its reporting to include leases in Europe representing an additional 43 contracts and annualized rent and storage revenue of $3.4 million or 0.3% of total warehouse rent and storage revenue.

Financial Supplement	Fourth Quarter 2024

Maintenance Capital Expenditures, Repair and Maintenance Expenses and External Growth, Expansion and Development Capital Expenditures
We utilize a strategic and preventative approach to maintenance capital expenditures and repair and maintenance expenses to maintain the high quality and operational efficiency of our warehouses and ensure that our warehouses meet the “mission-critical” role they serve in the cold chain.
Maintenance Capital Expenditures

(In thousands)	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Real estate	$15,223	$17,402	$73,224	$70,772
Personal property	1,007	740	3,938	3,124
Information technology	1,366	528	3,789	4,515
Maintenance capital expenditures	$17,596	$18,670	$80,951	$78,411
Repair and Maintenance Expenses

(In thousands)	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Real estate	$10,855	$22,652	$46,371	$56,210
Personal property	23,714	7,437	81,382	62,485
Repair and maintenance expenses	$34,569	$30,089	$127,753	$118,695
External Growth, Expansion and Development Capital Expenditures

(In thousands)	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Business combinations	$—	$5,910	$—	$46,653
Asset acquisitions	—	22,194	—	65,771
Expansion and development initiatives(1)	85,447	46,432	213,261	126,160
Information technology	7,015	3,856	15,478	10,208
Growth and expansion capital expenditures	$92,462	$78,392	$228,739	$248,792
(1)We capitalized interest of $5.4 million and $3.0 million for the three months ended December 31, 2024 and 2023, respectively.
During the years ended December 31, 2024 and 2023, we capitalized interest of $17.6 million and $13.2 million, respectively.
During the three months ended December 31, 2024 and 2023, we capitalized amounts relating to compensation and travel expense of employees direct and incremental to development of properties of approximately $7.4 million and $10.4 million, respectively.
During the years ended December 31, 2024 and 2023, we capitalized $26.4 million and $17.5 million, respectively relating to compensation and travel expense of employees direct and incremental to development of properties.

Financial Supplement	Fourth Quarter 2024

External Growth and Capital Deployment

Recently Completed Expansion and Development Projects - Non Same Store
Facility	Opportunity Type	Facility Type (A = Automated) (C = Conventional)	Tenant Opportunity	Cubic Feet (in millions)	Pallet Positions (in thousands)	Cost to Complete (in millions)(1)	Expected Stabilized NOI ROIC	Completion Date	Expected Full Stabilized Quarter
Lancaster, PA	Development	Distribution (A)	Build-to-suit	11.4	28	$164	10-12%	Q1 2023	Q3 2025
Gateway, GA Phase 2	Expansion	Distribution (A)	Multi-tenant	6.3	24	$39	10-12%	Q2 2023	Q1 2025
Russellville, AR	Expansion	Production Advantaged (A)	Build-to-suit	13.0	42	$90	10-12%	Q3 2023	Q4 2024
Spearwood, Australia	Expansion	Distribution (A)	Multi-tenant	3.3	20	A$64	10-12%	Q3 2023	Q1 2025
Plainville, CT	Development	Distribution (A)	Build-to-suit	12.1	31	$161	10-12%	Q4 2023	Q4 2025
(1)Cost to complete represents total costs incurred through the completion date. These amounts exclude additional costs incurred to reach stabilization, which do not materially impact the currently disclosed return on invested capital estimates.

Expansion and Development Projects In Process and Announced - Non Same Store
		Facility Type (A = Automated) (C = Conventional)		Under Construction		Investment in Expansion / Development (in millions)			Expected Stabilized NOI ROIC	Target Completion Date	Expected Full Stabilized Quarter
Facility	Opportunity Type		Tenant Opportunity	Cubic Feet (in millions) (1)	Pallet Positions (in thousands) (1)	Cost to Date (2)	Estimate to Complete	Total Estimated Cost
Allentown, PA	Expansion	Distribution (C)	Multi-tenant	14.6	37	$36	$49-$54	$85-$90	10-12%	Q2 2025	Q1 2027
Kansas City, MO	Development	Distribution (C)	Multi-tenant	13.5	22	$32	$95 - $101	$127 - $133	10-12%	Q2 2025	Q1 2026
Sydney, Australia	Expansion	Distribution (C)	Multi-tenant	2.8	13	A$9	A$35- A$37	A$44 - A$46	10-12%	Q1 2026	Q1 2027
Dallas Ft. Worth, TX	Expansion	Distribution (A)	Multi-tenant	18.8	50	$6	$139 - $149	$145 - $155	10-12%	Q4 2026	Q2 2028
Saint John, NB, Canada	Development	Distribution (C)	Multi-tenant	7.4	22	C$—	C$103-C$113	C$103-C$113	10-12%	Q3 2026	Q1 2028
Christchurch, New Zealand	Expansion	Distribution (C)	Multi-tenant	3.8	16	NZ$—	NZ$56 - NZ$60	NZ$56 - NZ$60	10-12%	Q1 2026	Q3 2027
(1)Cubic feet and pallet positions are estimates while the facilities are under construction.
(2)Cost as of December 31, 2024.

Recent Acquisitions - Non Same Store
Facility	Metropolitan Area	No. of Facilities	Cubic Feet (in millions)	Pallet Positions (in thousands)	Acquisition Price (in millions) (1)	Net Entry NOI Yield (1)	Expected Three Year Stabilized NOI ROIC	Date Purchased	Expected Full Stabilized Quarter
Ormeau	Brisbane, AU	1	2.1	10	A$36.1	—	9-10%	7/7/2023	Q2 2026
Safeway	Vineland, NJ	1	6.0	17	$37.0	8.9%	9-10%	10/5/2023	Q3 2026
(1)Inclusive of expenses required to integrate and reach stabilization.

Financial Supplement	Fourth Quarter 2024
Other Supplemental Information
Same-store Historical Performance Trend - The following table reflects the actual results of our current same store pool, in USD, for the respective periods.

(dollars in thousands) (1)	Q4 24	Q3 24	Q2 24	Q1 24	Q4 23	Q3 23	Q2 23	Q1 23
Number of same store warehouses	226	226	226	226	226	226	226	226
Same store revenues:
Rent and storage	$251,090	$253,907	$257,924	$256,296	$263,932	$266,947	$264,134	$264,050
Warehouse services	337,628	340,647	324,767	320,416	327,606	316,769	299,417	316,978
Total same store revenues	$588,718	$594,554	$582,691	$576,712	$591,538	$583,716	$563,551	$581,028

Same store cost of operations:
Power	34,680	40,330	35,494	31,225	31,529	39,396	34,167	34,809
Other facilities costs	59,192	64,446	59,193	59,195	60,569	57,367	57,190	57,270
Labor	240,007	242,824	234,276	235,560	244,348	247,648	240,574	246,463
Other services costs	53,131	48,302	47,124	50,149	62,731	57,895	55,415	57,767
Total same store cost of operations	$387,010	$395,902	$376,087	$376,129	$399,177	$402,306	$387,346	$396,309

Same store contribution (NOI)	$201,708	$198,652	$206,604	$200,583	$192,361	$181,410	$176,205	$184,719
Same store rent and storage contribution (NOI)(2)	$157,218	$149,131	$163,237	$165,876	$171,834	$170,184	$172,777	$171,971
Same store services contribution (NOI)(3)	$44,490	$49,521	$43,367	$34,707	$20,527	$11,226	$3,428	$12,748

Total same store margin	34.3%	33.4%	35.5%	34.8%	32.5%	31.1%	31.3%	31.8%
Same store rent and storage margin(4)	62.6%	58.7%	63.3%	64.7%	65.1%	63.8%	65.4%	65.1%
Same store services margin(5)	13.2%	14.5%	13.4%	10.8%	6.3%	3.5%	1.1%	4.0%

Same store rent and storage:
Economic occupancy
Average economic occupied pallets	4,128	4,093	4,165	4,242	4,397	4,390	4,468	4,453
Economic occupancy percentage	78.6%	78.0%	79.4%	80.9%	84.0%	83.9%	84.7%	84.4%
Same store rent and storage revenues per economic occupied pallet	$60.83	$62.03	$61.93	$60.42	$60.03	$60.81	$59.12	$59.30

Physical occupancy
Average physical occupied pallets	3,572	3,557	3,615	3,683	3,919	3,966	4,099	4,107
Average physical pallet positions	5,250	5,250	5,245	5,246	5,235	5,235	5,277	5,277
Physical occupancy percentage	68.0%	67.8%	68.9%	70.2%	74.9%	75.8%	77.7%	77.8%
Same store rent and storage revenues per physical occupied pallet	$70.29	$71.38	$71.35	$69.59	$67.35	$67.31	$64.44	$64.29

Same store warehouse services:
Throughput pallets	8,894	8,885	8,717	8,681	9,043	9,106	8,873	9,396
Same store warehouse services revenues per throughput pallet	$37.96	$38.34	$37.26	$36.91	$36.23	$34.79	$33.74	$33.74

Total non-same store results:
Non-same store warehouse revenues	$17,747	$17,627	$17,696	$20,998	$20,724	$18,889	$17,619	$14,024
Non-same store warehouse cost of operations	$18,028	$17,655	$19,769	$24,450	$15,983	$22,467	$20,982	$23,916
Non-same store warehouse NOI	$(281)	$(28)	$(2,073)	$(3,452)	$4,741	$(3,578)	$(3,363)	$(9,892)

(1)Total amounts in the table above and year to date calculations may not calculate exactly due to rounding.
(2)Calculated as rent and storage revenues less power and other facilities costs.
(3)Calculated as warehouse services revenues less labor and other services costs.
(4)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(5)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Fourth Quarter 2024
2025 Same-store Historical Performance Trend - The following table reflects the actual results of our 2025 same store pool, in USD, for the respective periods.

	Three Months Ended				Year Ended
	Q4 24	Q3 24	Q2 24	Q1 24	2024
Number of same store warehouses	226	226	226	226	226

Same store revenues:
Rent and storage	$257,841	$260,014	$263,211	$260,389	$1,041,455
Warehouse services	343,235	344,630	327,571	321,385	1,336,821
Total same store revenues	$601,076	$604,644	$590,782	$581,774	$2,378,276

Same store cost of operations:
Power	35,180	41,269	36,235	31,652	144,336
Other facilities costs	57,638	62,948	57,111	57,469	235,166
Labor	247,224	249,497	239,744	239,373	975,838
Other services costs	54,305	49,296	47,929	50,454	201,984
Total same store cost of operations	$394,347	$403,010	$381,019	$378,948	$1,557,324

Same store contribution (NOI)	$206,729	$201,634	$209,763	$202,826	$820,952
Same store rent and storage contribution (NOI)(1)	$165,023	$155,797	$169,865	$171,268	$661,953
Same store services contribution (NOI)(2)	$41,706	$45,837	$39,898	$31,558	$158,999

Total same store margin	34.4%	33.3%	35.5%	34.9%	34.5%
Same store rent and storage margin(3)	64.0%	59.9%	64.5%	65.8%	63.6%
Same store services margin(4)	12.2%	13.3%	12.2%	9.8%	11.9%

Same store rent and storage:
Economic occupancy
Average economic occupied pallets	4,238	4,188	4,256	4,314	4,249
Economic occupancy percentage	79.3%	78.3%	79.7%	80.8%	79.5%
Same store rent and storage revenues per economic occupied pallet	$60.84	$62.09	$61.84	$60.36	$245.11

Physical occupancy
Average physical occupied pallets	3,658	3,633	3,688	3,744	3,681
Average physical pallet positions	5,346	5,346	5,340	5,341	5,343
Physical occupancy percentage	68.4%	68.0%	69.1%	70.1%	68.9%
Same store rent and storage revenues per physical occupied pallet	$70.49	$71.57	$71.37	$69.55	$282.93

Same store warehouse services:
Throughput pallets	9,156	9,118	8,939	8,933	36,146
Same store warehouse services revenues per throughput pallet	$37.49	$37.80	$36.65	$35.98	$36.98

Total non-same store results:
Non-same store warehouse revenues	$5,389	$7,537	$9,605	$15,936	$38,467
Non-same store warehouse cost of operations	$10,691	$10,547	$14,837	$21,631	$57,706
Non-same store warehouse NOI	$(5,302)	$(3,010)	$(5,232)	$(5,695)	$(19,239)
(1)Calculated as rent and storage revenues less power and other facilities costs.
(2)Calculated as warehouse services revenues less labor and other services costs.
(3)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(4)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Fourth Quarter 2024
Unconsolidated Joint Ventures (Investments in Partially Owned Entities)
As of December 31, 2024, the Company owned a 14.99% equity share in the Brazil-based SuperFrio joint venture. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

SuperFrio
					December 31,
Summary Balance Sheet - at the JV’s 100% share in BRLs					2024		2023
(in thousands)
Net book value of property, buildings, and equipment					R$	1,094,390	R$	1,116,560
Other assets					441,451		490,036
Total assets					R$	1,535,841	R$	1,606,596

Debt					R$	712,738	R$	686,298
Other liabilities					531,612		496,756
Equity					291,491		423,542
Total liabilities and equity					R$	1,535,841	R$	1,606,596

Americold’s ownership percentage					14.99%		14.99%

BRL/USD end of period rate					0.1617		0.2061
Americold’s pro rata share of debt at BRL/USD rate						$17,276		$21,217

	Three Months Ended				Years Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q4 24		Q4 23		2024		2023
(in thousands)
Revenues	R$	151,272	R$	169,006	R$	604,105	R$	644,887

Cost of operations	118,946		110,295		461,412		445,450
Selling, general, and administrative expense	7,134		7,523		27,906		31,756
M&A expense & other	4,814		(5,677)		28,791		1,051
Depreciation & amortization	17,781		20,315		70,694		79,889
Total operating expenses	148,675		132,456		588,803		558,146
Operating income	2,597		36,550		15,302		86,741

Interest expense	42,995		31,831		145,743		128,588
Other income	(394)		(981)		(2,788)		(5,218)
Income tax expense (benefit)	330		(223)		1,447		2,191
Non-operating expenses	42,931		30,627		144,402		125,561
Net (loss) income	R$	(40,334)	R$	5,923	R$	(129,100)	R$	(38,820)

Americold’s ownership percentage	14.99%		14.99%		14.99%		14.99%

BRL/USD average rate	0.1710		0.2019		0.1862		0.1999
Americold’s pro rata share of NOI		$828		$1,778		$3,983		$6,000
Americold’s pro rata share of Net (loss) income		$(1,034)		$179		$(3,565)		$(1,156)
Americold’s pro rata share of Core FFO		$(636)		$309		$(1,669)		$(20)
Americold’s pro rata share of Adjusted FFO		$(504)		$526		$(1,000)		$928

Financial Supplement	Fourth Quarter 2024
Unconsolidated Joint Ventures (Investments in Partially Owned Entities) (Continued)
As of December 31, 2024, the Company owned a 49% equity share in the Dubai-based RSA joint venture. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

RSA
			December 31,
Summary Balance Sheet - at the JV’s 100% share in AED			2024	2023
(in thousands)
Net book value of property, buildings, and equipment			106,668	35,636
Other assets			20,295	5,918
Total assets			126,963	41,554

Debt			80,915	15,936
Other liabilities			16,463	5,428
Equity			29,585	20,190
Total liabilities and equity			126,963	41,554

Americold’s ownership percentage			49%	49%

AED/USD end of period rate			0.2723	0.2723
Americold’s pro rata share of debt at AED/USD rate			$10,796	$2,126

	Three Months Ended		Years Ended
Summary Statement of Operations - at the JV’s 100% share in AED	Q4 24	Q4 23	2024	2023
(in thousands)
Revenues	7,582	4,778	19,656	17,231

Cost of operations	6,017	4,169	18,926	14,144
Depreciation & amortization	865	417	2,245	1,630
Total operating expenses	6,882	4,586	21,171	15,774
Operating income (loss)	700	192	(1,515)	1,457

Interest expense	501	228	1,116	901
Non-operating expenses	501	228	1,116	901
Net income (loss)	199	(36)	(2,631)	556

Americold’s ownership percentage	49%	49%	49%	49%

AED/USD average rate	0.2723	0.2723	0.2723	0.2723
Americold’s pro rata share of NOI	$209	$81	$98	$412
Americold’s pro rata share of Net income (loss)	$27	$(5)	$(350)	$74
Americold’s pro rata share of Core FFO	$124	$45	$(91)	$273
Americold’s pro rata share of Adjusted FFO	$135	$39	$(66)	$231

Financial Supplement	Fourth Quarter 2024
Reconciliations, Notes, and Definitions

Revenues and Contribution (NOI) by Segment
(in thousands)
	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Segment revenues:
Warehouse	$606,465	$612,262	$2,416,743	$2,391,089
Transportation	49,875	57,878	209,129	239,670
Third-party managed	10,095	9,151	40,669	42,570
Total revenues	666,435	679,291	2,666,541	2,673,329

Segment contribution:
Warehouse	201,427	197,102	801,713	722,603
Transportation	7,710	10,912	36,523	42,040
Third-party managed	2,053	1,821	8,491	5,929
Total segment contribution (NOI)	211,190	209,835	846,727	770,572

Reconciling items:
Depreciation and amortization expense	(89,711)	(94,099)	(360,817)	(353,743)
Selling, general, and administrative expense	(66,576)	(57,763)	(255,118)	(226,786)
Acquisition, cyber incident, and other, net expense	(33,144)	(15,774)	(77,169)	(64,087)
Impairment of indefinite and long-lived assets	(30,173)	(236,515)	(33,126)	(236,515)
(Loss) gain from sale of real estate	—	(5)	3,514	2,254
Interest expense	(34,458)	(33,681)	(135,323)	(140,107)
Loss on debt extinguishment and termination of derivative instruments	—	(627)	(116,082)	(2,482)
(Loss) gain from investments in partially owned entities	(682)	174	(3,702)	(1,442)
Impairment of related party loan receivable	—	—	—	(21,972)
Loss on put option	—	—	—	(56,576)
Other, net	47	1,054	27,919	2,795
Loss from continuing operations before income taxes	$(43,507)	$(227,401)	$(103,177)	$(328,089)
We view and manage our business through three primary business segments—warehouse, transportation, and third-party managed. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, case-picking, blast freezing, produce grading and bagging, ripening, kitting, protein boxing, repackaging, e-commerce fulfillment, and other recurring handling services.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation or dedicated services, we may charge a fixed fee. We supplemented our regional, national and truckload consolidation services with the transportation operations from various warehouse acquisitions. We also provide multi-modal global freight forwarding services to support our customers’ needs in certain markets.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to leading food manufacturers and retailers in their owned facilities. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services allows us to offer a complete and integrated suite of services across the cold chain.

Financial Supplement	Fourth Quarter 2024

Notes and Definitions
We use the following non-GAAP financial measures as supplemental performance measures of our business: NAREIT FFO, Core FFO, Adjusted FFO, NAREIT EBITDAre, Core EBITDA, Core EBITDA margin, net debt to pro-forma Core EBITDA, segment contribution (“NOI”) and margin, same store revenues and NOI, and maintenance capital expenditures.
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate and other assets, plus specified non-cash items, such as real estate asset depreciation and amortization, impairment charges on real estate related assets, and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of real estate related depreciation, amortization and gains or losses from sales of real estate or real estate related assets, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.

We calculate core funds from operations, or Core FFO, as NAREIT FFO adjusted for the effects of Net loss (gain) on sale of non-real assets; Acquisition, cyber incident, and other, net; Impairment of indefinite and long-lived assets (excluding certain real estate assets); Loss on debt extinguishment and termination of derivative instruments; Foreign currency exchange loss (gain); Gain on legal settlement related to prior period operations; Project Orion deferred costs amortization; Our share of reconciling items related to partially owned entities; Loss from discontinued operations, net of tax; Impairment of related party receivable; Loss on put option; and Gain on sale of LATAM JV. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.

However, because NAREIT FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of NAREIT FFO and Core FFO measures of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of Amortization of deferred financing costs and pension withdrawal liability; Amortization of below/above market leases; Straight-line rent adjustment; Deferred income tax benefit; Stock-based compensation expense; Non-real estate depreciation and amortization; Maintenance capital expenditures; and Our share of reconciling items related to partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.

FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our quarterly and annual reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. We reconcile FFO, Core FFO and Adjusted FFO to Net loss, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.

We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, Net loss before Depreciation and amortization; Interest expense; Income tax benefit; Loss (gain) from sale of real estate; and Adjustment to reflect share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.

We also calculate our Core EBITDA as EBITDAre further adjusted for Acquisition, cyber incident, and other, net; Loss (gain) from investments in partially owned entities; Impairment of indefinite and long-lived assets; Foreign currency exchange loss (gain); Stock-based compensation expense; Loss on debt extinguishment and termination of derivative instruments; Loss on other asset disposals; Gain on legal settlement related to prior period operations; Project Orion deferred costs amortization; Reduction in EBITDAre from partially owned entities; Gain on sale of LATAM JV; Loss from discontinued operations, net of tax; Impairment of related party receivable; and Loss on put option. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre but which we do not believe are indicative of our core business operations. We calculate Core EBITDA margin as Core EBITDA divided by revenues. EBITDAre and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDAre and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDAre and Core EBITDA have limitations as analytical tools, including:

•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Financial Supplement	Fourth Quarter 2024

Net debt to proforma Core EBITDA is calculated using total debt outstanding less cash, cash equivalents, and restricted cash divided by pro-forma and/or Core EBITDA. If applicable, we calculate pro-forma Core EBITDA as Core EBITDA further adjusted for acquisitions. The pro-forma adjustment for acquisitions reflects the Core EBITDA for the period of time prior to acquisition.
NOI is calculated as earnings/loss before interest expense, taxes, depreciation and amortization, and excluding corporate Selling, general, and administrative expense; Acquisition, cyber incident, and other, net; Impairment of indefinite and long-lived assets; Net Loss (gain) from sale of real estate and all components of non-operating other income and expense. Management believes that this is a helpful metric to measure period to period operating performance of the business.

We define our “same store” population once annually at the beginning of the current calendar year. Our population includes properties owned or leased for the entirety of two comparable periods with at least twelve consecutive months of normalized operations prior to January 1 of the current calendar year. We define “normalized operations” as properties that have been open for operation or lease, after development, expansion, or significant modification (e.g., rehabilitation subsequent to a natural disaster). Acquired properties are included in the “same store” population if owned by us as of the first business day of the prior calendar year (e.g. January 1, 2023) and are still owned by us as of the end of the current reporting period, unless the property is under development. The “same store” pool is also adjusted to remove properties that are being exited (e.g. non-renewal of warehouse lease or held for sale to third parties), were sold, or entered development subsequent to the beginning of the current calendar year. Beginning January of 2024, changes in ownership structure (e.g., purchase of a previously leased warehouse) no longer results in a facility being excluded from the same store population, as management believes that actively managing its real estate is normal course of operations. Additionally, management began to classify new developments (both conventional and automated facilities) as a component of the same store pool once the facility is considered fully operational and both inbounding and outbounding product for at least twelve consecutive months prior to January 1 of the current calendar year.

We calculate “same store revenues” as revenues for the same store population. We calculate “same store contribution (NOI)” as revenues for the same store population less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses, corporate-level acquisition, cyber incident and other, net and gain or loss on sale of real estate). In order to derive an appropriate measure of period-to-period operating performance, we also calculate our same store contribution (NOI) on a constant currency basis to remove the effects of foreign currency exchange rate movements by using the comparable prior period exchange rate to translate from local currency into U.S. dollars for both periods. We evaluate the performance of the warehouses we own or lease using a “same store” analysis, and we believe that same store contribution (NOI) is helpful to investors as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period to period and also on a constant currency basis, thereby eliminating the effects of changes in the composition of our warehouse portfolio and currency fluctuations on performance measures. Same store contribution (NOI) is not a measurement of financial performance under U.S. GAAP. In addition, other companies providing temperature-controlled warehouse storage and handling and other warehouse services may not define same store or calculate same store contribution (NOI) in a manner consistent with our definition or calculation. Same store contribution (NOI) should be considered as a supplement, but not as an alternative, to our results calculated in accordance with U.S. GAAP.

We define “maintenance capital expenditures” as capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building or costs which are incurred to bring a building up to Americold’s operating standards.
All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.